SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is effective as of September 30, 2008 (the “Effective Date”) by and between AudioStocks, Inc. (the “Company”) and Luis J. Leung, an individual (collectively the “Employee”).  The Company and Employee may be individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, as of the Effective Date, the Employee has provided certain services related to his employment agreement with the Company and is currently owed a total of $104,010 relating to such services (the “Services”);

WHEREAS, the Employee and the Company desire to settle and finalize $94,010 of the compensation currently owed to the Employee in connection with the Services provided to the Company as of the Effective Date, with the additional $10,000 remaining on the Company’s financial books and records;

WHEREAS, the Parties wish to enter into this Agreement and fully settle and forever resolve any and all past, present and future claims the Employee may have against the Company as described herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

AGREEMENT

1.           Release of Claims.    The Employee hereby agrees to fully settle and forever resolve any and all past, present and future claims the Employee may have against the Company for claims arising from and/or relating directly or indirectly to the payment of $94,010 in compensation currently owed in connection with and relating to the Services (hereinafter collectively referred to as “Claims”).

2.           Compensation.   As compensation for the Services and the release of the Claims, the Company shall issue the Employee 1,750,309 shares of the Company’s common stock (the “Settlement Shares”). The Settlement Shares shall represent the complete and final settlement of the total compensation the Employee has claimed as due and payable in connection with Claims.

3.           Waiver of Section 1542.     In signing this Agreement, the Employee has been advised of, understands and knowingly waives his rights under California Civil Code Section 1542 which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4.           No Further Claims.     The Employee covenants and agrees never to commence against the Company, any legal action or proceeding based in whole or in part upon the Services, Claims, demands, allegations, and/or injuries released in this Agreement.

5.           No Admission.    This Agreement shall not be considered as an admission of liability by either Party and by entering into this Agreement, neither Party has admitted the validity of any Claims herein released.

6.           Compliance with Securities Laws.    The Employee understands that the Settlement Shares it is receiving hereunder are characterized as “restricted securities” under the federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the United States Securities Act of 1933, as amended only in certain limited circumstances. It understood that the certificates evidencing the Settlement Shares issued hereunder will bear a legend in substantially the below form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A LEGAL OPINION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

In addition, the Employee hereby represents and warrants that they are an “accredited investor” as such term is defined in the Securities Act of 1933 and Securities and Exchange Act of 1934.

7.           Miscellaneous.

a.           Necessary Acts.  Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

b.           Entire Agreement; Modifications; Waiver.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it. This Agreement supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

c.           Dispute Resolution.   The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE NORTH COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

d.           Attorney’s Fees.   Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

e.           No Oral Change; Waiver.  This Agreement may only be changed, modified, or amended in writing by the mutual consent of the Parties hereto.  The provisions of this Agreement may only be waived in or by writing signed by the Party against whom enforcement of any waiver is sought.

f.           Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect.  If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If any compensation provision is deemed unenforceable or illegal, then in the case of the delivery of common stock to the Employee, Employee shall be entitled to receive a cash benefit equal to the value of the common stock that would have been tendered had such a provision not been illegal or unenforceable.

g.           Execution of the Agreement.  The Company, the party executing this Agreement on behalf of the Company, and the Employee, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and the Employee of this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and the Employee and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein.  Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

h.           Joint Drafting and Exclusive Agreement.  This Agreement is the only Agreement executed by and between the Parties related to the Claims described herein.  There are no additional oral agreements or other understandings related to the Claims described herein.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.  The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

i.           Conflicts of Interest.  The Parties shall exercise their best efforts to the other Party aware of any conflicts of interest that exist between such Party, including any other business of entity that such Party beneficially owns or controls, and any interest of the other Party.  Disclosure of such conflicts of interest may be made in writing or through oral communication.  Acknowledgement of such conflicts of interest and waiver of any cause of action against a Party related to a conflict of interest may be made in writing or through oral communication.

j.           Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement.  The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the day and year first above written.

COMPANY Audiostocks, Inc.	EMPLOYEE Luis J. Leung
/s/ Luis J. Leung ___________________________________	/s/ Luis J. Leung ___________________________________
By: Luis Leung	By: Luis J. Leung
Its: President	An individual